KLS ENVIRO RESOURCES, INC.
                           3200 North Freeway
                         Fort Worth, Texas 76111

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD MARCH 10, 1997

To the Shareholders:

     Notice is hereby given that the Annual Meeting of the Shareholders of KLS Enviro Resources, Inc. ("KLS" or the "Company") will be held at The Salt Lake City Marriott, 75 South West Temple Street, Salt Lake City, Utah, on Monday, March 10, 1997, at 10:00 a.m., local time, for the following purposes, which are discussed in the following pages and which are made part of this Notice:

     1. To elect directors to serve until the next annual meeting of shareholders and until their respective successors have been elected and shall qualify;

     2. To ratify the Board of Directors' selection of Weaver & Tidwell, L.L.P., to serve as the Company's independent public accountants for the current fiscal year; and

     3. To transact any other business that properly may come before the meeting or any adjournment or postponement thereof.

     The Company's Board of Directors has fixed the close of business on February 7, 1997 as the record date for the determination of shareholders having the right to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 3200 North Freeway, Fort Worth, Texas 76111, during the ten days prior to the meeting, upon receipt of proper written notice to the Company.

     Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope whether or not you expect to attend the meeting. The giving of your proxy as requested hereby will not affect your right to vote in person should you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting at your option.

                              By Order of the Board of Directors,

                              Stephen M. Studdert, Chairman

Fort Worth, Texas
February 14, 1997

Doors will open at 9:30 a.m., local time.

                           KLS Enviro Resources, Inc.
                               3200 North Freeway
                             Ft. Worth, Texas 76111
                                (817) 624-4844

                               PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

     The enclosed Proxy is solicited by the Board of Directors of KLS Enviro Resources, Inc. ("KLS" or the "Company") for use in voting at the Annual Meeting of Shareholders to be held at The Salt Lake City Marriott, 75 South West Temple Street, Salt Lake City, Utah on March 10, 1997, at 10:00 a.m., local time, and at any postponement or adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein and FOR ratification of the selection of Weaver & Tidwell, L.L.P. as the Company's independent auditors. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice of revocation to the Company's Secretary prior to the Annual Meeting or by giving a later dated proxy.

     The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question presented for consideration and shareholder action at the meeting, other than the election of directors, shall decide the question. Abstentions and broker non-votes will be included in the number of shareholders present for the purpose of determining the presence of a quorum, but will not be counted either in favor of or against the election of directors or any other questions and accordingly will have no effect. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion except as to Proposal 2 relating to approval of grants of stock options.

     Shareholders of record as of the close of business on February 7, 1997,
are entitled to notice of, and to vote at, the Annual Meeting.   Each share
shall be entitled to one vote on all matters. As of the record date there were 14,961,497 shares of the Company's common stock outstanding held of record by 1,222 shareholders. For a description of the principal holders of such stock, see "Security Ownership of Certain Beneficial Owners and Management" below.

     This Proxy Statement and the enclosed Proxy are being mailed to shareholders on or about February 14, 1997.

                    PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Bylaws, as amended, provide that the number of directors shall be determined from time to time by the shareholders or the Board of Directors, but that there shall be no less than four nor more than ten directors. The Company's Board of Directors currently consists of nine members, all of whom are nominees for election at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director. The Company does not have a Nominating Committee of the Board of Directors.

     The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

Nominees for Director
                                Position with the    Expiration of     Initial Date
Name                    Age     Company              Term as Director  of Service
----------------        ---     -----------------    ----------------  ------------
Stephen M. Studdert     49      Director, Chairman   Next annual       December 1996
                                                     Meeting
Raymond H. Kurzon       48      President            Next annual       January 1993
                                                     Meeting
Charles E. Nuanez       39      Vice President and   Next annual       January 1993
                                Director             Meeting
Wyman Au                57      Director             Next annual       November 1993
                                                     Meeting
Philip B. Smith         61      Director             Next annual       February 1995
                                                     meeting
Thomas A. Murdock       52      Director             Next annual       July 1996
                                                     meeting
Roger D. Dudley         45      Director, Acting     Next annual       December 1996
                                Financial Officer    meeting

Joseph Verner Reed      60      Director             Next annual       December 1996

Rick D. Nydegger        48      Director             Next annual       December 1996

     Stephen M. Studdert was appointed a Director and elected by the Board of Directors as its Chairman in December 1996. Mr. Studdert is also the Chairman of the Board of Directors and Chief Executive Officer of fonix Corporation ("fonix"), a publicly-held research and development company engaged in the development of speech recognition technology. Mr. Studdert is also Chairman and CEO of Studdert Companies Corp. ("SCC") which provides financial management, investor relations, and strategic planning services for the Company and he is a manager and member of SMD, L.L.C. ("SMD"), a significant shareholder of the Company. Mr. Studdert was a White House advisor to U.S. Presidents Bush, Reagan and Ford and he served as a member of the President's Export Council and the Foreign Trade Practices Subcommittee. He is a Director and former Chairman of the Federal Home Loan Bank of Seattle and from October 1993 until March 10, 1995 Mr. Studdert also served as a Director of Seiler Pollution Control Systems, Inc., a company having a class of securities registered under the Securities Exchange Act of 1934.

     Raymond H. Kurzon has been President and a Director of the Company since its formation in 1993. Prior to joining the Company in a full-time capacity, Mr. Kurzon was employed in various executive and management positions. From May 1990 to March 1992, he was a partner/manager in Golden Corral Corp., a joint venture operating a restaurant in McKinney, Texas. From May 1991 until July 1992, Mr. Kurzon was Assistant to the President of Gateway Mining Company, a Nevada corporation. Mr. Kurzon left Gateway to work on the formation of the Company.

     Charles E. Nuanez has been Vice President and a Director of the Company since January 1993. From 1980 through June 1990, Mr. Nuanez was employed by Pacific Silver Corp. and Silver King Mines Inc. as Mine Superintendent and Mine Manager at different locations. From June 1990 to September 1991, Mr. Nuanez was employed by Alta Gold Co. as General Manager of certain mining prospects and, from October 1991 to March 1993, as Manager of Nevada Operations. Since October 1991, Mr. Nuanez has been employed by Dateline Drilling, Inc. in various capacities. He currently serves as its President.

     Wyman Au has been a Director of the Company since November 1993. For more than the past 30 years, Mr. Au has been employed as a meteorologist by the National Weather Service in Honolulu, Hawaii. Mr. Au currently is a Director (Vice-Chairman) of the Honolulu Federal Employees Credit Union, a Director and Secretary of the Hawaii Credit Union League, and a National Director of the Credit Union National Association.

     Philip B. Smith has been a Director of the Company since February 1995. Mr. Smith served as the Managing Director of Prudential Securities in its Merchant Bank from 1986 until 1988. Mr. Smith is a founding General Partner of Lawrence Venture Associates, a venture capital limited partnership based in New York, New York, where Mr. Smith has served as General Partner from 1984 to the present time. Mr. Smith is presently Managing General Partner of The Private Equity Partnership based in New York, New York, which was formed in 1988. He is also Vice Chairman of Spencer Trask, Inc. in New York, New York, and is a special limited partner and founder of Utech Venture Capital Fund located in Washington, D.C. Mr. Smith also serves on the Board Of Directors of Movie Gallery Inc., American Family Restaurants, StarPress Inc., Digital Video Inc., AstroSciences, Inc., and several private companies. In addition, Mr. Smith previously has worked with Citibank where he founded Citicorp Venture Capital for which he served as President and Chief Executive Officer, and he served as Executive Vice President and Group Executive of the Worldwide Corporate Group at Irving Trust Company. Mr. Smith received a BSE in Chemical Engineering from Princeton University and a Masters of Business Administration from the Harvard Business School and is an adjunct professor at Columbia Business School.

     Thomas A. Murdock has been a Director of the Company since July 1996. Since 1994, Mr. Murdock has served as a director and he currently serves as President and Chief Operating Officer of fonix. Mr. Murdock is President of SCC and Assistant to the Chairman and Director of Synergetics, Inc., a private research and development company. For much of his career, Mr. Murdock has been a commercial banker and a senior corporate executive with significant international emphasis and experience. Mr. Murdock is a member and manager of SMD.

     Roger D. Dudley was appointed Acting Chief Financial Officer and a Director of the Company on December 31, 1996. He is a Director and officer of fonix since June 1994, presently serving in the capacity of Executive Vice President and Chief Financial Officer. Mr. Dudley is also Vice President of SCC and a manager of SMD. After several years at IBM in marketing and sales, Mr. Dudley began his career in the investment banking and asset management industry. He has extensive experience in real estate asset management and in project development. He also serves as Executive Vice President of an international investment fund, and has managed assets in excess of $200 million. From February 1995 to November 1995, Mr. Dudley served as a Director of PCT Holdings, Inc., a Nevada corporation which has a class of securities registered under the Securities Exchange Act of 1934.

     Joseph Verner Reed was Under Secretary General of the United Nations in New York for more than the past ten years, retiring from that post effective January 31, 1997. Following a career as a senior advisor to the Chairman of the Chase Manhattan Bank, Mr. Reed became the United States Ambassador to Morocco. He subsequently served as United States Ambassador to the United Nations and Chief of Protocol of the United States. He holds honorary degrees from several universities. Since June 1994, Ambassador Reed has also served as a Director of fonix.

     Rick D. Nydegger is a patent and trademark attorney. Mr. Nydegger is a founding shareholder and Director of the law firm Workman, Nydegger & Seeley in Salt Lake City, Utah, a firm specializing in patent, trademark, copyright, trade secret, unfair competition, licensing and intellectual property matters. Mr. Nydegger received his law degree from the J. Reuben Clark Law School (cum laude, 1974) in Provo, Utah. He has published numerous articles in trade journals and law reviews on the subject of computer law and intellectual property. Mr. Nydegger is registered to practice before the U.S. Patent and Trademark Office and has been admitted to practice before the U.S. Court of Appeals in the Federal Circuit and the Fifth and Tenth Circuits, as well as the U.S. Supreme Court. Mr. Nydegger also joined the Board of Directors of fonix in December 1996.

     During fiscal year 1996, the Executive Committee of the Board of Directors was comprised of Messrs. Kurzon and Nuanez and Merlyn Dahlin, a former director and officer of the Company. Messrs. Kurzon, Studdert, Murdock and Dudley are the current members of the Executive Committee of the Board of Directors. Mr. Kurzon, President of the Company, is the Chairman of the Executive Committee. Under the bylaws of the Company (Article V, Section 5.1), the Executive Committee has the authority to exercise all powers of the Board of Directors of the Company except the power to declare dividends, issue stock, recommend to shareholders any matter requiring shareholder approval, change the membership of the Executive Committee, fill vacancies on the committee or discharge any committee member. The Executive Committee is appointed by the Board of Directors to facilitate company management between regularly scheduled and special meetings of the full Board.

     During fiscal 1996, the Company had no other committees of the Board of Directors. On December 31, 1996, the board appointed an Audit Committee and a Compensation Committee. The Audit Committee is chaired by Mr. Dudley, who is also the new CFO of the Company. Also serving on this board committee are Mr. Smith and Mr. Au. The Compensation Committee is chaired by Mr. Reed and also comprised of Mr. Nuanez and Mr. Murdock.

     No family relationships exist between or among any of the Company's officers and directors.

     In addition to the previously named directors and executive officers, the Company expects the following individual to make significant contributions to the Company's business.

     Adam Taylor has been Chief Metallurgist of the Company since January 1993. For more than the past 30 years and since he has joined the Company, Mr. Taylor has worked in metallurgy, principally in the processing of base and precious metals, environmentally sound mining practices, and the design of equipment and systems for the remediation of contaminated soil and water.
From 1990 to 1993, Mr. Taylor served as project manager of La Teko Resources, Inc., where he directed the planning, control and remediation of hazardous waste at a mining property in Fairbanks, Alaska, work for which he received a commendation from the Alaska Department of Environmental Conservation. From 1987 to 1990, Mr. Taylor served as Chief Metallurgist of Coral Gold Resources Corporation where he directed mining projects and developed systems to optimize metals recovery and minimize environmental impact. Before 1987, Mr. Taylor held positions with various mining companies.

     Directors of the Company hold office until the next annual meeting of the Company's shareholders and until their successors have been elected and duly qualified. Notwithstanding that certain board members of the Company are also directors of fonix, there is no existing relationship, contractual or otherwise, between the Company and fonix and no relationship is intended or expected to develop in the future. Short-term loans made by fonix to the Company in fiscal 1996 totaling approximately $1,900,000 have been repaid or converted (by an assignee of fonix) to shares of common stock of the Company and there are no outstanding amounts owed by the Company to fonix at this time. The Company owes SMD a total of approximately $185,191 for sums previously loaned by SMD to the Company. (See, "Certain Relationships and Related Transactions.")

Compensation of Directors

     During fiscal year 1996, the Company had no arrangement pursuant to which directors of the Company were compensated for any services as a director or for committee participation or special assignments. During fiscal 1996, options to acquire shares of the Company's common stock were granted to certain members of the Board of Directors as described below:

     On February 24, 1995, the Board Of Directors approved the grant to Philip
B. Smith of options to purchase 200,000 shares of the restricted common stock of the Company at a purchase price of $1 per share. These options were subsequently canceled and replaced by options granted April 18, 1996, which are exercisable until April 18, 1998 at a price of $.40 per share. Also on April 18, 1996, the Board approved a grant of options to acquire 25,000 shares of stock to Wyman Au, a member of the Board. These options were issued in place of other options granted in February 1995 at a higher exercise price. Like those granted to Mr. Smith, the options granted to Mr. Au will expire at April 18, 1998 and are exercisable at a price of $.40 per share.

     On July 11, 1996, the Board granted options to Mr. Au to purchase an additional 75,000 shares of the Company's common stock at a price of $.50 per share. At the same time, the Board also approved the grant of options to Mr. Dahlin, then a director of the Company, to purchase 100,000 shares of stock at $.50 per share and to Mr. Nuanez to purchase 50,000 shares of the Company's common stock at a price of $.50 per share. See "Option/SAR Grants in Last Fiscal Year" below for additional information regarding options granted to certain officers and directors of the Company during fiscal 1996.

     Subsequent to the fiscal year end, options were granted to all directors of the Company. See "Security Ownership of Certain Beneficial Owners and Management" for a description of the grants made following the end of the fiscal year on September 30, 1996.

     During fiscal year 1996, the Board of Directors held three regular meetings and took action three times by unanimous consent resolution. No director attended fewer than 75% of these meetings.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms which they file.

     Based solely on its review of the copies of such forms furnished to the Company during the fiscal year ended September 30, 1996 and representations made by certain persons subject to this obligation that such filings were not required to be made, the Company believes that all of the reports required to be filed by these individuals and persons under Section 16(a) were filed in a timely manner except as described below. All filings referenced below have been made and the Company is not aware of any filings required to be made under Section 16(a) by reporting persons of the Company which were not made for fiscal year 1996. The delinquent filings required to be disclosed herein are as follows: (1) fonix was deemed to be the beneficial owner of more than 10% of the Company's common stock by virtue of certain conversion rights attached to demand notes given by the Company to secure short-term financing from fonix totaling $1,900,000. fonix filed a late Form 5 reporting a change in its beneficial ownership of these derivative securities which resulted from the repayment of a substantial portion of the amounts owed by the Company and in a corresponding termination of a portion of the aforementioned conversion rights which resulted in reducing fonix's beneficial ownership of the Company's securities below 10%; (2) Thomas A. Murdock, a Director of the Company and the controlling shareholder of fonix is deemed to beneficially own securities held by fonix and therefore had an obligation to file a Form 4 reporting the change in the conversion rights held by fonix upon repayment of the loans, which change was ultimately reported by Mr. Murdock on a Form 5;
(3) SMD, which acquired warrants to purchase approximately 6,600,000 shares of the Company's common stock on September 30, 1996, was required to file a Form 4 to report the change in its beneficial ownership as a result of such transaction; and (4) similarly, Messrs. Studdert, Murdock and Dudley, who are the ultimate beneficial owners of SMD, filed a late annual report of change in beneficial ownership on Form 4 to report their proportionate beneficial ownership of the warrants acquired by SMD on September 30, 1996.

                              EXECUTIVE COMPENSATION

     The following table sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by the President of the Company and each executive officer of the Company who received total salary and bonus exceeding $100,000 during any of the last three fiscal years.

                                        Summary Compensation Table

                                 Annual Compensation

                                              Other         Long-term
Name                                          Annual        Compensation   All other
and                                           Compensa-     awards of      Compensa-
Principal                  Salary    Bonus    tion          Stock Options  tion
Position            Year   ($)       ($)      ($)           (#)            ($)
----------------    ----   ------    ------   ----------    -------------  --------
Raymond H. Kurzon
CEO/President       1996   $ 90,000  $    0   $83,375(1)          0        $1,000(2)
                    1995     60,000       0         0             0             0
                    1994     60,000       0         0             0             0
Charles E. Nuanez
Vice President      1996    100,075   1,500     1,875(3)     50,000 (4)         0
                    1995     96,402       0         0             0             0
                    1994   $ 99,999  $    0   $     0             0        $    0

_____________________

     (1) Represents a bonus paid as 225,000 restricted shares of common stock of the Company valued at $.375 per share, granted April 18, 1996.

     (2) Represents fair market value of employee's personal use of Company-owned vehicle.

     (3) Represents a bonus paid as 5,000 restricted shares of common stock of the Company valued at $.375 per share granted April 18, 1996.

     (4) Represents options to acquire 50,000 shares of common stock of the Company at a price of $.50 per share. On the date of grant (July 11, 1996), the bid price of the Company's common stock was $.375 per share.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements.

     The Company does not have any written employment contracts with respect to any of its executive officers. The Company has no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment with the Company and its subsidiaries or from a change in control of the Company or a change in an executive officer's responsibilities following a change-in-control.

     In December 1996 the Company entered into a management agreement with SCC, whereby SCC is to provide financial management, strategic planning, investor relations, and investment banking services for the Company for five years. SCC is controlled by Messrs. Studdert, Murdock and Dudley, directors of the Company. The agreement was approved by the disinterested members of the Company's board of directors following disclosure of the potential conflict of interest resulting from the ownership interests of these three directors in SMD, SCC and the Company and their positions as directors of the Company. See, "Certain Relationships and Related Transactions."

Option/SAR Grants In Last Fiscal Year

     The following table sets forth certain information with respect to options granted to the named executive officers of the Company during the fiscal year ended September 30, 1996. The Company has never granted any stock appreciation rights ("SARs"). No options were exercised during fiscal year 1996.

                    Option/SAR Grants in Last Fiscal Year
                              Individual Grants

(a)                 (b)            (c)             (d)                  (e)

                    Number of      % of Total
                    Securities     Options/SARs
                    Underlying     Granted to
                    Options/SAR's  Employees        Exercise or Base
Name                Granted (#)    in Fiscal Year   Price ($/Sh)        Expiration Date
----------------------------------------------------------------------------
Raymond H. Kurzon         0          0              n/a                 n/a

Charles E. Nuanez    50,000        100%             $ .50               July 11, 1998


          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table summarizes certain information as of February 7, 1997 with respect to the beneficial ownership of the Company's common stock (i) by the Company's officers and directors, (ii) by stockholders known by the Company to own five percent or more of the Company's common stock and (iii) by all officers and directors as a group. At February 7, 1997, there were approximately 14,961,467 shares of common stock issued and outstanding. [Note, this number does not include a total of 1,962,500 shares for which the Company had received payment but for which no certificate had been issued as of the record date. If these are included as issued and outstanding, then there were 16,923,967 shares issued and outstanding at February 7, 1997.]

                                             Number of Shares
                                             of Common Stock
Name and Address of 5% Beneficial Owners,    Beneficially Owned
Executive Officers and Directors             at December 31, 1996(1)   Percent of Class(2)
----------------------------------------     -----------------------   -------------------
Stephen M. Studdert                            3,377,167(5)            17.5%
Director
60 East South Temple Street, Suite 1225
Salt Lake City, UT  84111

Raymond H. Kurzon                              2,321,784(3)            13.6
President, CEO and Director
3220 North Freeway
Ft. Worth, TX 76111

Charles E. Nuanez                                505,000                3.0
3650 N. Grant Creek
Missoula, MT 59802

Wyman Au                                         786,265(4)             4.6
Director
3419 Ala Ilima St.
Honolulu, HI 96818

Philip B. Smith                                  250,000                1.5
535 Madison Avenue
New York, NY 10022

Roger D. Dudley                                3,377,167(5)            17.5
Director
60 East South Temple Street, Suite 1225
Salt Lake City, UT  84111

Thomas A. Murdock                              3,382,517(6)            17.5
Director
60 East South Temple Street, Suite 1225
Salt Lake City, UT 84111

Joseph Verner Reed                               50,000                  *
Director
73 Sterling Road
Greenwich, CT 06831

Rick D. Nydegger                                 50,000                  *
Director
10217 North Oak Creek Lane
Highland, Utah 84003

SMD LLC                                       9,681,500(7)            41.1
60 East South Temple Street, Suite 1225
Salt Lake City, UT 84111

Ballard Investment Company                    1,567,381(8)             9.3
145 South Fairway Drive
North Salt Lake, Utah 84054

Thurgauer Kantonalbank                        1,250,000(9)             7.4
Weinfelden, Switzerland

Tuscan Finance & Trade                        1,062,500(9)             6.3
Austrasse 15
Vaduz, Liechtenstein FL-9490

Officers and Directors as a Group            14,099,900(10            56.0%(11)
(9 Persons)

---------------------------------

     (1) The number of shares indicated includes the following number of shares underlying options that currently are exercisable or that become exercisable at various strike prices within the next sixty (60) days held by each of the following persons: Raymond Kurzon (150,000 shares), Charles E. Nuanez (100,000 shares), Philip B. Smith (250,000 shares), Wyman Au (125,000 shares), Stephen M. Studdert (150,000 shares), Thomas A. Murdock (150,000 shares), Roger D. Dudley (150,000 shares), Joseph Verner Reed (50,000 shares) and Rick D. Nydegger (50,000 shares).

     (2) Percentages rounded to nearest 1/10th of one percent. Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of the Company's common stock listed for each such person in the table. The percentage of any person's ownership of issued and outstanding shares is calculated by assuming the exercise in full of all options, warrants and conversion rights held by such person without regard to such rights held by others.

     (3) The amount shown includes 2,171,784 shares owned of record by Mr.
Kurzon.

     (4) Of the total shown in the table, 633,921 shares are held jointly and Mr. Au shares voting and dispositive power over such shares with his wife, Elizabeth Au. The amount shown also includes 27,344 shares held of record individually by Mr. Au.

     (5) Messrs. Studdert, Murdock and Dudley each owns or controls one-third of the ownership interest of SMD and each is a manager and control person of SMD. Consequently, their respective individual totals include a proportionate share of the shares beneficially owned by SMD as well as any shares or rights to acquire shares beneficially owned by them individually. See "Certain Relationships and Related Transactions."

     (6) In addition to currently exercisable options held by Mr. Murdock and his proportionate interest in the shares and warrants owned by SMD (see note
(5), above), amount indicated includes 5,350 shares owned by Mr. Murdock's wife which were acquired in open market purchases.

     (7) 2,561,000 shares of record are owned directly by SMD. The amount shown also includes (a) 20,500 shares of stock owned by a trust controlled by or under common control with SMD, (b) 500,000 shares issuable upon conversion of preferred stock owned by SMD, and (c) 6,600,000 shares of common stock issuable to SMD under a presently exercisable warrant.

     (8) Includes 900,000 shares issuable upon conversion of a promissory note purchased by Ballard Investment Company ("BIC") from fonix. BIC exercised the conversion right on December 31, 1996.

     (9) In November and December 1996, the Company sold 4,990,500 shares in a private placement to 190 accredited investors. These two shareholders purchased in that offering.

     (10) Eliminates duplicate entries and assumes exercise of all conversion rights, options, warrants and similar rights beneficially owned by the officers and directors.

     (11) Fully diluted, based on total issued and outstanding shares of 25,198,967.

ITEM 12:      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions

     At August 16, 1996, the Company was indebted to J.R. Bell ("Bell"), a former officer and Director of the Company, in the amount of $623,000 together with interest on the outstanding balance at the rate of the bank prime rate plus one percent. The loans were secured by second liens on real and personal property of the Company. Bell died in February 1996 and all obligations of the Company to Bell were thereafter owed to Bell's estate (the "Bell
Estate"). All obligations of the Company to the Bell Estate were retired in August 1996 as described below.

     Merlyn W. Dahlin, then an officer and Director of the Company, loaned the Company money in a series of transactions during fiscal years 1994 and 1995 and previous years. As of September 30, 1995 all sums previously loaned to the Company had been repaid. Total payments to Mr. Dahlin during fiscal 1995 were approximately $167,000. During 1996 Mr. Dahlin loaned the Company $20,000, which has been repaid. The Company is no longer indebted to Mr. Dahlin.

     In several loan transactions during fiscal years 1994 and 1995, the Company borrowed money from Wyman Au, a Director of the Company. As of September 30, 1995, the Company owed Mr. Au $47,746, with interest at the prime rate plus one percent. As of September 30, 1996, the Company owed Mr. Au $42,948. The Company is making regular monthly payments to Mr. Au to retire this obligation.

     Terence J. Williams, a former officer, Director, and principal stockholder of the Company and former President of Dateline, personally guaranteed an equipment loan from CIT Group. Such loan was repaid in full in January 1997.

     The Company leases approximately 2,000 square feet of office space in Fort Worth, Texas from a partnership that is owned 50 percent by Merlyn W. Dahlin, formerly an officer and Director of the Company. The lease term is month-to-month and the rate is $1,110 per month. The Company believes this rate and these terms to be commercially reasonable and at least as favorable to the Company as it could obtain from an unaffiliated third party.

     On August 16, 1996, SMD acquired 2,561,000 shares of the Company's common stock and 100,000 shares of preferred stock from the Bell Estate at a price of $.48 per share (including the 500,000 shares of common stock into which the preferred stock may be converted). The purchase price is payable in four installments on February 16, 1997, August 16, 1997, February 16, 1998 and August 16, 1998. The first installment was paid on February 10, 1997.
Messrs. Studdert, Murdock and Dudley are also Directors of the Company and Mr. Dudley is the Acting Chief Financial Officer of the Company. These three directors are also the controlling persons of SCC.

     As a party to the same transaction by which SMD acquired its interest in the Company from the Bell Estate, Raymond H. Kurzon, the President and a Director of the Company, acquired 1,000,000 shares of common stock of the Company from the Bell Estate at a price and upon terms identical to those in the SMD transaction. In connection with the transaction among the Bell Estate, SMD and Mr. Kurzon, the Company and Mr. Kurzon agreed to convert $180,000 of the Company's debt owed to Mr. Kurzon into 450,000 shares of restricted common stock of the Company.

     During fiscal year 1996, the Company borrowed funds from fonix and SMD. The first loan from fonix in the amount of $710,000 was made on May 16, 1996 ("Note 1") and the last loan prior to September 30, 1996, in the amount of $590,000, was made on July 16, 1996. The proceeds of these loans were used by the Company to retire the balance of the amount owing under the $623,000 note to the Bell Estate described above, to acquire and refurbish drill rigs, acquire inventory and parts necessary to operate new and existing drill rigs and as operating capital. Each of these loans was due upon demand, bore interest at the rate of 12% per annum and was secured by substantially all of the assets of the Company, except its real property. The total amount loaned to the Company by fonix during fiscal 1996 was $1,900,000. On September 30, 1996, the Company paid fonix $1,673,700 in satisfaction of all outstanding loans from fonix except for a balance of $272,156 due and owing under Note 1. Pursuant to the terms of Note 1, all or part of the indebtedness owed to fonix was convertible at the option of the holder to 2,366,667 shares of the Company's common stock at the rate of $.30 per share. On December 31, 1996 fonix sold and assigned $270,000 of the balance due under Note 1 to Ballard Investment Company ("BIC"). On December 31, 1996, BIC gave notice to the Company that it had elected to convert its interest in Note 1 into 900,000 shares of restricted common stock of the Company. Also, on December 31, 1996, the Company paid fonix the balance of approximately $10,500 due and owing under Note 1.

     On October 29, 1996, fonix made an additional loan of $200,000 to the Company on the same terms as the loans described above. That loan was paid in full by the Company on December 24, 1996. Thus, as of December 31, 1996, the Company was not indebted to fonix in any amount nor did fonix have any interest in the Company.

     On or about September 30, 1996, SMD, loaned the Company $1,673,730, which loan is due on demand, accrues interest at the rate of 12%, and is secured by all of the assets of the Company and all of the assets of the subsidiaries of the Company. Also on September 30, 1996, the Company issued to SMD warrants to purchase up to 6,600,000 shares of restricted common stock at an exercise price of $.40 per share. The loan proceeds of $1,673,730 were used to make the payment to fonix on September 30, 1996, as described above. On October 16, 1996, SMD advanced the Company an additional $100,000 on the same terms. On December 31, 1996, the Company repaid SMD $100,000 and on January 2, 1997, the Company repaid SMD $1,542,400. As a result of these payments, on January 2, 1997, the balance due and owing SMD from the Company under the loan described above was approximately $185,191.

     In December 1996, the Company entered into a management contract with SCC, a Utah corporation owned and controlled by Messrs. Studdert, Murdock and Dudley, directors of the Company. Under the management agreement, SCC is paid a monthly management fee of $50,000 (payable in cash and/or stock of the Company) and provides investment banking, investor relations, financial management and strategic planning services for the Company for a term of five years. The agreement also provides for reimbursement of expenses incurred by SCC since June 1996 in connection with services rendered to the Company and for similar treatment of expenses incurred during the term of the agreement.

Potential Conflicts of Interest

     The beneficial ownership interest of directors Studdert, Murdock and Dudley in SMD and SCC may give rise to conflicts of interest from time to time. Consistent with Nevada law (Nevada Revised Statutes Section 78.140), it is the policy of the Company that if any conflict of interest arises or may appear from any proposed transaction, a director who has such a conflict will disclose the conflict to a meeting of the directors of the Company and will abstain from voting for or against approval of any matter in which such director may have a conflict, with the matter being decided only by those members of the board who are "disinterested", i.e., who have no personal interest in the proposed transaction that may be in conflict with the interests of the Company. The transactions described above which involved Messrs. Studdert, Murdock and Dudley have followed this policy.

Recent Sales of Unregistered Securities

     In November and December 1996, the Company undertook a private placement of up to 5,000,000 shares of common stock to accredited investors as that term is defined in Item 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The shares were sold pursuant to exemptions from the registration requirements of the Securities Act afforded to such offers and sales under Section 4(b) and Regulation D, promulgated under the Securities Act. A total of 4,990,500 shares were sold to approximately 19 accredited investors at $.80 per share. Gross proceeds of the offering were $3,992,400. The Company paid a commission fee in stock and cash totaling 10% of $3,142,000 of the proceeds to Enhanced Invest Foundation ("EIF"), a Liechtenstein foundation, in connection with its efforts in assisting the Company in placing some of the securities in the private offering. The Company also paid SCC a fee of $250,000 for its services in structuring the offering and for arranging for the services of EIF. The shares sold in the offering are "restricted" shares as defined by the Securities Act, meaning that they cannot be resold by the original purchaser unless they are first the subject of a registration statement filed by the Company or an exemption from registration is available for the transaction in which they are sold. The Company has agreed to register the shares issued in the private placement under certain circumstances at its own expense. At the time of the offering, the average bid price for the Company's common stock in the public market was $1.00 per share. The proceeds of this offering were used to pay a portion of the loan balance due SMD, to acquire additional drill rigs and parts and inventory relating to new and existing drill rigs and for operating capital.

     The above transactions were approved by the disinterested members of the Board of Directors and the Company believes that the terms of the above transactions with fonix, SMD and SCC were at least as favorable as could have been obtained from unaffiliated third parties.

                    _______________________________________

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR

                    ---------------------------------------

PROPOSAL 2 -- APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors of the Company has selected Weaver & Tidwell, L.L.P. as the independent public accountants for the Company for the fiscal year ending September 30, 1996. Weaver & Tidwell, L.L.P. has audited the Company's financial statements since fiscal 1994. At the Annual Meeting, shareholders will be asked to ratify the selection of Weaver & Tidwell, L.L.P. as the Company's independent accountants. There is no legal requirement for submitting this proposal to the shareholders, however, the board of directors believes that it is of sufficient importance to seek ratification of its action. Whether the proposal is approved or defeated, the Board may reconsider its selection of Weaver & Tidwell, L.L.P. It is expected that one or more representatives of Weaver & Tidwell, L.L.P. will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire and to respond to appropriate questions from the shareholders.

                         ------------------------------

THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF AUDITORS

                         -----------------------------

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

                                ANNUAL REPORT

     Copies of the Company's Annual Report on Form 10-KSB (including financial statements and financial statement schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to the Company at the following address: 3220 North Freeway, Fort Worth, Texas 76111. A request for a copy of the Company's Annual Report on Form 10-KSB must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of common stock of the Company on February 7, 1997. Exhibits to the Form 10-KSB, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the next Annual Meeting of Shareholders must be received by the Company by December 31, 1997. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail - return receipt requested. The Board of Directors will review any proposal which is received by December 31, 1997, and determine whether it is a proper proposal to present to the Fiscal 1997 Annual Meeting.

     The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

                         By Order of the Board of Directors

                         /s/ Stephen M. Studdert
                         Stephen M. Studdert, Chairman



Ft. Worth, Texas
February 14, 1997

                                    PROXY
                         K.L.S. ENVIRO RESOURCES, INC.
                              a Nevada corporation

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen M. Studdert, Raymond H. Kurzon, Thomas
A. Murdock and Roger D. Dudley and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the K.L.S. Enviro Resources, Inc., (the "Company") held of record by the undersigned on February 7, 1997 at the Annual Meeting of Shareholders to be held at The Salt Lake City Marriott, 75 South West Temple Street, Salt Lake City, Utah, on Monday, March 10, 1997, at 10:00 a.m., local (Mountain) time, or at any adjournment thereof.

1.     Election of Directors.

     FOR           WITHHOLD AS TO ALL        FOR ALL EXCEPT:
     / /                  / /                 / /

(INSTRUCTIONS: IF YOU MARK THE "FOR ALL EXCEPT" CATEGORY ABOVE, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:)

Raymond H. Kurzon        Stephen M. Studdert       Charles E. Nuanez
Wyman Au                 Philip B. Smith           Thomas A. Murdock
Roger D. Dudley          Joseph Verner Reed        Rick D. Nydegger

2. To approve and ratify the selection of Weaver & Tidwell as the Company's independent accountants.

FOR                AGAINST                 ABSTAIN
/ /                / /                    / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Date:_________________________           _____________________________________
                                         Signature
No. Shares Owned
at February 7, 1997:__________           ______________________________________
                                         Signature of joint holder, if any

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE